UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

June 29, 2011

Date of Report (Date of earliest event reported)

CALLAWAY GOLF COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-10962	95-3797580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2180 RUTHERFORD ROAD, CARLSBAD, CALIFORNIA		92008-7328
(Address of principal executive offices)		(Zip Code)

(760) 931-1771

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A (the “Amendment”) updates information disclosed in a Current Report on Form 8-K filed on July 6, 2011 (the “Original Form 8-K”) relating to Callaway Golf Company’s (the “Company”) restructuring plan. The sole purpose of this Amendment is to disclose the Company’s estimated costs of its restructuring plan as permitted under Item 2.05 of Form 8-K. Except as stated herein, this Form 8-K/A does not reflect events or transactions occurring after such filing date or modify or update those disclosures in the Original Form 8-K that may have been affected by events or transactions occurring subsequent to such filing date.

Item 2.05 Costs Associated with Exit or Disposal Activities.

As disclosed in the Original Form 8-K, on June 29, 2011, the Company announced that it was developing a restructuring plan to improve operational effectiveness and reduce costs. At the time of filing the Original Form 8-K, the restructuring plan was still in the process of being finalized and the Company was unable to make the determination of the detailed estimates required by paragraphs (b), (c) and (d) of Item 2.05. The restructuring plan has been finalized and the pre-tax charges related to the restructuring are estimated to be in the range of $15-$20 million, all of which relates to workforce reductions. Of the total restructuring charges, the Company estimates that approximately $13-$18 million will represent cash expenditures. The Company incurred restructuring charges of approximately $5.2 million for the quarter ended June 30, 2011, including cash expenditures of $3.4 million and non-cash charges of $1.8 million. The Company expects that the previously announced workforce reductions will be completed during 2011 and that a substantial majority of the balance of the restructuring charges will be recognized during the third and fourth quarters of 2011.

*        *        *

Disclaimer: Statements relating to the restructuring of the Company, including statements relating to the estimated savings and charges associated with the restructuring, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The estimates included in this report reflect management’s estimates based upon the information available at the time made. These estimates could differ materially from actual results if the information on which the estimates were based proves to be incorrect or incomplete, as a result of changes in the restructuring program, or as a result of unexpected delays, difficulties, or increased costs in implementing the restructuring program. Except as required by law, the Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLAWAY GOLF COMPANY

Date: July 27, 2011	By:	/s/ Brian P. Lynch
	Name:	Brian P. Lynch
	Title:	Vice President and
Corporate Secretary